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                                                                   Exhibit 10.2

                                AGREEMENT

     THIS AGREEMENT ("Agreement") made this 26th day of February, 1998 between FIRST NATIONAL BANK OF OTTAWA, a national banking association ("Bank") and DONALD HARRIS, an Illinois resident ("Harris").


                           W I T N E S S E T H:

     WHEREAS, Harris is Executive Vice President of Bank, and

     WHEREAS, Harris has performed good and valuable services for Bank, and

     WHEREAS, in consideration of such service, Bank desires to provide security to Harris in the event Bank undergoes a change of control,

     NOW THEREFORE, for good and valuable consideration, the receipt of which is here acknowledged, the parties hereby agree as follows:

     1. CHANGE OF CONTROL. For purposes of this Agreement, "Change of Control" shall mean a transaction in which a party, or parties acting in concert, acquires the legal or beneficial ownership of not less than fifty percent (50%) of the outstanding voting shares of Bank, or of any company which owns at least fifty percent (50%) of Bank.

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     2.  GOOD REASON.  If, within two years following a Change of Control,
Bank shall, without prior written consent of Harris, reduce or attempt to reduce the rights, responsibilities or perquisites of Harris generally, including but not limited to:

          a. removal of Harris from his current position of Executive Vice President to some lesser position, or

          b. cause Harris to relocate his home or business location further than fifty miles from Ottawa, Illinois, or

          c. such other action which can reasonably be interpreted to have the effect of materially reducing Harris' responsibilities or authority,

then Harris may tender his written resignation and such resignation shall be deemed to be for Good Reason.

     3. TERMINATION PAY. If Harris resigns for Good Reason, he shall be entitled to his then base annual salary and health and life insurance benefits for a period from the date of such resignation until the end of the two year period following the Change of Control, payable periodically in accordance with Bank's regular compensation schedule; provided, however, that said salary and benefits shall immediately cease and no money shall be due and owing to employee if at any time during such two year period Harris

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is terminated For Cause, and further provided, that such health and life insurance benefits shall cease upon Harris receiving such benefits from a subsequent employer.

     4.  FOR CAUSE.  "For Cause" shall mean the following:

         a.  Harris engages in fraudulent or dishonest conduct, or

         b. Harris fails to faithfully, industriously, and to the best of his ability, perform duties required of him as Executive Vice President of Bank.

     5.  MISCELLANEOUS.

         a. This written Agreement contains the sole and entire Agreement between the parties, and supersedes any and all other agreements between them.

         b. The waiver by either party of breach of any provision of this Agreement, shall not operate as, or be construed a waiver of any subsequent breach thereof. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith.

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         c.  In case any one or more of the provisions contained in this
             Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         d. In any action, special proceedings or other proceedings that may be brought arising out of, in connection with, or by reasons of this Agreement, the laws of the State of Illinois shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which the action or special proceeding may be instituted.

         e. The section headings contained herein are inserted for ease of reference only and shall not control or affect the meaning or construction of the provisions hereof.

         f. This Agreement shall be binding on and inure to the benefit of the respective parties and their respective heirs, legal representatives, successors and assigns.

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     IN WITNESS WHEREOF, Bank has hereunto caused this Agreement to be executed and Harris has hereunto set his hand, all being done in duplicate originals with one being delivered to each party on the 26th day of February, 1998.

     Executed at Ottawa, Illinois on the date first above written.


FIRST NATIONAL BANK OF OTTAWA                     DONALD HARRIS


By:  /s/ Erika S. Kuiper                          /s/ Donald Harris
    -------------------------                     -----------------------------
    Its: Chairman-Personnel                       Donald Harris

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